KIRKLAND’S REPORTS FIRST QUARTER 2018 RESULTS

▪	First quarter net sales increased 7.2%; comparable store sales increased 1.4%.

▪	First quarter e-Commerce revenue growth of 39% over last year’s 32% increase.

▪	First quarter EPS loss of $0.06; adjusted EPS for the quarter flat, excluding charges related to the Chief Executive Officer transition.

▪	Annual EPS guidance reaffirmed in the range of $0.50 to $0.60.

NASHVILLE, Tenn. (May 31, 2018) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week period ended May 5, 2018.
Net sales for the 13 weeks ended May 5, 2018 increased 7.2% to $142.5 million compared with $132.8 million for the 13 weeks ended April 29, 2017. Comparable store sales for the first quarter of fiscal 2018, including e-commerce sales, increased 1.4% compared with a decrease of 3.8% in the prior-year quarter. Kirkland’s opened 10 stores and closed three during the first quarter, bringing the total number of stores to 425 at quarter-end.
Net loss for the 13 weeks ended May 5, 2018 was $0.9 million, or ($0.06) per diluted share compared with a net loss of $1.4 million, or ($0.09) per diluted share, for the 13 weeks ended April 29, 2017. Adjusted loss, excluding severance and transition charges associated with the resignation of the Company’s former Chief Executive Officer, for the 13 weeks ended May 5, 2018 was $72,000, or $0.00 per diluted share.
“We are pleased with our first quarter results,” said Mike Cairnes, Acting Chief Executive Officer.  “Kirkland’s achieved record sales in the quarter driven by continued momentum in our e-commerce business and gains in both conversion and average ticket in store.  We improved our performance year-over-year as we gained traction in product margin through improved discipline and use of analytics while managing our costs.  In addition, we continue to enhance our customer experience and deliver new and exciting products as we optimize operating efficiency.  I am proud of the way our team is coming together, and I am optimistic about the prospect of improving financial performance and long-term value for shareholders.”

Fiscal 2018 Outlook
Kirkland’s is reaffirming its fiscal 2018 outlook and all other assumptions provided on March 16, 2018 for diluted earnings per share on a GAAP basis in the range of $0.50 to $0.60, inclusive of CEO transition charges.
This performance outlook is based on current information as of May 31, 2018. The information on which this outlook is based is subject to change, and the Company may update its full year business outlook or any portion thereof at any time for any reason.

Investor Conference Call and Web Simulcast
Kirkland’s will hold its earnings call for the first quarter later today at 11:00 a.m. ET. Participating on the call will be Mike Cairnes, Acting Chief Executive Officer, and Nicole Strain, Interim Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Thursday, June 7, 2018 by dialing (412) 317-0088 and entering the confirmation number 10120525.
A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on May 31, 2018, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.
About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 424 stores in 37 states as well as an e-Commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including holiday décor, framed art, furniture, ornamental wall décor, fragrance and accessories, mirrors, lamps, decorative accessories, textiles, housewares, gifts, artificial floral products, frames, clocks and outdoor living items.  The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods as well as items carried throughout the year suitable for gift-giving.  More information can be found at www.kirklands.com.
Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 3, 2018 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13-Week Period Ended	13-Week Period Ended
	May 5, 2018	April 29, 2017
Net sales	$142,454	$132,841
Cost of sales (1)	97,142	89,993
Gross profit	45,312	42,848
Operating expenses:
Compensation and benefits	27,849	26,510
Other operating expenses	17,319	16,995
Depreciation (exclusive of depreciation included in cost of sales) (1)	1,764	1,621
Total operating expenses	46,932	45,126
Operating loss	(1,620)	(2,278)
Other income, net	(266)	(25)
Loss before income taxes	(1,354)	(2,253)
Income tax benefit	(472)	(818)
Net loss	$(882)	$(1,435)
Loss per share:
Basic	$(0.06)	$(0.09)
Diluted	$(0.06)	$(0.09)
Shares used to calculate loss per share:
Basic	15,808	15,913
Diluted	15,808	15,913

(1) During the fourth quarter of 2017, the Company reclassified supply chain and store-related depreciation expense to cost of sales whereas it was previously included in depreciation on its financial statements. The Company also reclassified prior period amounts to reflect this change. This reclassification increased cost of sales by approximately $4.8 million for the 13 weeks ended April 29, 2017, with an equal and offsetting decrease to depreciation. This reclassification had no impact on net sales, operating loss, net loss or loss per share.

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	May 5, 2018	February 3, 2018	April 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$58,242	$80,156	$59,804
Inventories, net (1)	83,164	81,255	72,565
Prepaid expenses and other current assets (1)	15,848	15,988	12,893
Total current assets	157,254	177,399	145,262
Property and equipment, net	116,812	113,039	110,869
Deferred income taxes	2,004	2,216	1,144
Other assets	6,531	6,543	5,815
Total assets	$282,601	$299,197	$263,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,162	$53,125	$29,915
Income taxes payable	4,362	4,943	4,891
Accrued expenses	35,021	38,872	31,633
Total current liabilities	82,545	96,940	66,439
Deferred rent	54,235	53,303	52,956
Deferred income taxes	—	—	957
Other liabilities	8,416	8,193	9,475
Total liabilities	145,196	158,436	129,827
Net shareholders' equity	137,405	140,761	133,263
Total liabilities and shareholders’ equity	$282,601	$299,197	$263,090

(1) During the fourth quarter of 2017, the Company reclassified supplies inventory to prepaid expenses and other current assets whereas it was previously included in inventories, net, on its financial statements. The Company also reclassified prior period amounts to reflect this change. This reclassification increased prepaid expenses and other current assets by approximately $2.1 million for the 13 weeks ended April 29, 2017, with an equal and offsetting decrease to inventories, net.

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	13-Week Period Ended	13-Week Period Ended
	May 5, 2018	April 29, 2017
Net cash (used in) provided by:
Operating activities	$(7,964)	$1,358
Investing activities	(11,083)	(5,587)
Financing activities	(2,867)	96
Cash and cash equivalents:
Net decrease	(21,914)	(4,133)
Beginning of the period	80,156	63,937
End of the period	$58,242	$59,804

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